Exhibit (h)(3)(ii)

Transamerica Asset Management, Inc. 1801 California St, Suite 5200 Denver, CO 80202

December 9, 2021

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention:     Gregory V. Nikiforow

Re:               Master Sub-Administration Agreement

Ladies and Gentlemen:

Reference is made to a Master Sub-Administration Agreement dated December 17, 2012, as amended (the “Sub-Administration Agreement”) by and among Transamerica Fund Services, Inc. and State Street Bank and Trust Company (“State Street”).

In accordance with Section 23, the Additional Funds provision, of the Sub-Administration Agreement, the undersigned hereby requests that State Street act as Sub-Administrator for each separate series of each Fund (as defined in the Sub-Administration Agreement) as listed on Schedule A attached hereto under the terms of the Sub-Administration Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Sub-Administration Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

TRANSAMERICA FUND SERVICES, INC.

By:	/s/ Vincent J. Toner
Name:	Vincent J. Toner
Title:	Vice President, Administration and Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gregory V. Nikiforow
Name:	Gregory V. Nikiforow
Title:	Vice President, Institutional Services
Effective Date: December 10, 2021

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

As of December 10, 2021

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Transamerica Funds

Transamerica ClearTrack® 2015

Transamerica ClearTrack® 2020

Transamerica ClearTrack® 2025

Transamerica ClearTrack® 2030

Transamerica ClearTrack® 2035

Transamerica ClearTrack® 2040

Transamerica ClearTrack® 2045

Transamerica ClearTrack® 2050

Transamerica ClearTrack® 2055

Transamerica ClearTrack® 2060

Transamerica ClearTrack® Retirement Income

Transamerica Asset Allocation–Conservative Portfolio

Transamerica Asset Allocation–Growth Portfolio

Transamerica Asset Allocation Intermediate Horizon

Transamerica Asset Allocation Long Horizon

Transamerica Asset Allocation–Moderate Growth Portfolio

Transamerica Asset Allocation–Moderate Portfolio

Transamerica Asset Allocation Short Horizon

Transamerica Balanced II

Transamerica Bond

Transamerica Capital Growth

Transamerica Core Bond

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Opportunities

Transamerica Energy Infrastructure (formerly, Transamerica MLP & Energy Income)

Transamerica Floating Rate

Transamerica Government Money Market

Transamerica High Quality Bond

Transamerica High Yield Bond

Transamerica High Yield ESG

Transamerica High Yield Muni

Transamerica Inflation Opportunities

Transamerica Inflation-Protected Securities

Transamerica Intermediate Bond

Transamerica Intermediate Muni

Transamerica International Equity

Transamerica International Focus (formerly, Transamerica International Growth)

Transamerica International Small Cap Value

Transamerica International Stock

Transamerica Large Cap Value

Transamerica Large Core

Transamerica Large Growth

Transamerica Large Value Opportunities

Transamerica Mid Cap Growth

Transamerica Mid Cap Value

Transamerica Mid Cap Value Opportunities

Transamerica Multi-Asset Income

Transamerica Multi-Managed Balanced

Transamerica Short-Term Bond

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Stock Index

Transamerica Sustainable Bond

Transamerica Sustainable Equity Income (formerly, Transamerica Dividend Focused)

Transamerica Total Return

Transamerica Unconstrained Bond

Transamerica US Growth

Transamerica Series Trust

Transamerica 60/40 Allocation VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Sustainable Equity Income VP (formerly, Transamerica Barrow Hanley Dividend Focused VP)

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica BlackRock Global Real Estate Securities VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP (formerly, Transamerica QS Investors Active Asset Allocation - Conservative VP)

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP (formerly, Transamerica QS Investors Active Asset Allocation - Moderate Growth VP)

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP (formerly, Transamerica QS Investors Active Asset Allocation - Moderate VP)

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP (formerly, Transamerica Legg Mason Dynamic Allocation – Balanced VP)

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP (formerly, Transamerica Legg Mason Dynamic Allocation – Growth VP)

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica International Focus VP (formerly, Transamerica International Growth VP)

Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP

Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP

Transamerica MSCI EAFE Index VP

Transamerica Multi-Managed Balanced VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica Rothschild & Co Large Cap Value VP (formerly, Transamerica Levin Large Cap Value VP)

Transamerica S&P 500 Index VP

Transamerica Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica WMC US Growth VP

Transamerica Asset Allocation Variable Funds

Transamerica Asset Allocation – Intermediate Horizon Subaccount

Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount

Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Global Allocation Liquidating Trust